Exhibit 5.2

August 17, 2020

Agree Realty Corporation

Agree Limited Partnership

70 East Long Lake Rd.

Bloomfield Hills, Michigan 48304

Re:	Agree Realty Corporation, a Maryland corporation (the "Company") -- Issuance and sale of $350,000,000 aggregate principal amount of 2.900% Notes due 2030 (the "Notes") by Agree Limited Partnership, a Delaware limited partnership of which the Company acts as the general partner (the "Operating Partnership"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-333-238729) filed with the United States Securities and Exchange Commission (the "Commission") on May 27, 2020, as amended by Post-Effective Amendment No. 1 filed with the Commission on August 12, 2020 (the "Registration Statement")

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Notes by the Operating Partnership and the guarantee of the Notes by the Company, under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

(i)                   the corporate charter of the Company (the "Charter") represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on December 15, 1993, Articles of Amendment filed with the Department on April 7, 1994, two Articles Supplementary filed with the Department on December 8, 2008, Articles Supplementary filed with the Department on September 21, 2012, Articles of Amendment filed with the Department on May 8, 2013, two Articles Supplementary filed with the Department on July 31, 2013, Articles of Amendment filed with the Department on May 5, 2015 and Articles of Amendment filed with the Department on May 3, 2016, Articles Supplementary filed with the Department on February 26, 2019 and Articles of Amendment filed with the Department on April 25, 2019;

(ii)                  the Bylaws of the Company adopted as of November 8, 2006, as amended and restated by the Amended and Restated Bylaws of the Company, adopted as of May 8, 2013, as amended by the First Amendment to the Amended and Restated Bylaws of the Company, adopted as of February 26, 2019 (the "Bylaws");

BALLARD SPAHR LLP

Agree Realty Corporation
Agree Limited Partnership
August 17, 2020

(iii)             resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of May 5, 2020, August 7, 2020 and August 12, 2020 (together, the "Directors' Resolutions");

(iv)             the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement");

(v)              the Registration Statement and the related form of prospectus and prospectus supplement included therein, in substantially the form filed with the Commission pursuant to the Act;

(vi)             a copy of the fully executed Indenture, dated as of August 17, 2020 (the "Base Indenture"), by and among the Company, the Operating Partnership and U.S. Bank, National Association (the "Trustee"), as amended and supplemented by the Officer's Certificate, dated as of August 17, 2020, executed by an officer of the Company, on behalf of the Company in its own capacity and as sole general partner of the Operating Partnership, pursuant to Sections 2.1, 2.2 and 11.5 of the Base Indenture and establishing the form and terms of the Notes (the "Indenture Officer's Certificate", and together with the Base Indenture, the "Indenture");

(vii)            a copy of the fully executed global note, dated as of August 17, 2020 (the "Global Note"), registered in the name of The Depository Trust Company's nominee Cede & Co., representing the Notes;

(viii)           a copy of the fully executed guarantee, dated as of August 17, 2020 (the "Guarantee"), made by the Company for the benefit of the holders of the Notes and annexed to the Global Note;

(ix)             a certificate of Joey Agree, President and Chief Executive Officer of the Company, and Clayton R. Thelen, Chief Financial Officer and Secretary of the Company, dated as of a recent date (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Directors' Resolutions and the Partnership Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate, and certifying as to the form, approval, execution and delivery of the Indenture, the Global Note and the Guarantee;

(x)              a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(xi)             such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

BALLARD SPAHR LLP

Agree Realty Corporation
Agree Limited Partnership
August 17, 2020

In reaching the opinions set forth below, we have assumed the following:

(a)            each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)            each natural person executing any of the Documents is legally competent to do so;

(c)            any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)            the Officers' Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)            the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)             the Notes will be issued under, and subject to the terms of, the Indenture; and

(g)            the Notes will be issued in book-entry form, represented by the Global Note, and will be authenticated by the Trustee in accordance with and subject to the terms of the Indenture.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.              The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.              The Company has the corporate power to create the obligation evidenced by the Guarantee.

3.              The issuance of the Notes, the guarantee of the Notes by the Company, and the execution and delivery of the Global Note and the Guarantee, pursuant to the Indenture and the Registration Statement, in each case by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as the case may be, have been duly authorized by all necessary corporate action on the part of the Company. The Global Note and the Guarantee have been duly executed and delivered by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as the case may be.

BALLARD SPAHR LLP

Agree Realty Corporation
Agree Limited Partnership
August 17, 2020

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the Trust Indenture Act of 1939, as amended, and we express no opinion with respect to the limited partnership actions required for the Operating Partnership to authorize, execute or deliver any document. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company's Current Report on Form 8-K relating to the Notes and the Guarantee, which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes and the Guarantee. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP